SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event
reported): December 20, 2001

Emerson Electric Co.
(Exact Name of Registrant as Specified in Charter)
Missouri	1-278	43-0259330
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)
8000 West Florissant Avenue St. Louis, Missouri		63136
(Address of Principal Executive Offices)		(Zip Code)
Registrant's telephone number, including area code: (314) 553-2000

Item 9.     Regulation FD Disclosure.

        The following information is furnished pursuant to Regulation FD.

Emerson GAAP Underlying Orders - 13 Month Summary
(Percent change. Trailing 3-month average versus prior year.)

	Nov. '00	Dec. '00	Jan. '01	Feb. '01	Mar. '01
Industrial Automation	–5–0	–5–0	+0–5	flat	–5–0
HVAC	–5–0	+0–5	+0–5	+5	–5–0
Electronics and Telecom	+30	+25–30	+10–15	–5–0	–>20
Appliance and Tools	–5–0	–5–0	–5–0	–5	–10–5
Process Control	+0–5	+0–5	+10–15	+15	+15–20
Total Emerson	+5	+5–10	+5–10	+0–5	–10–5
	Apr. '01	May '01	Jun. '01	Jul. '01	Aug. '01
Industrial Automation	–10–5	–10–5	–10–5	–15–10	–15–10
HVAC	–5–0	–5–0	–10–5	–15–10	–20–15
Electronics and Telecom	–>20	–>20	–>20	–>30	–>30
Applicance and Tools	–10–5	–10–5	–5	–10–5	–5
Process Control	+15–20	+10–15	+15–20	+15–20	+15–20
Total Emerson	–10–5	–10–5	–15–10	–20–15	–20–15
	Sep. '01	Oct. '01	Nov. '01
Industrial Automation	–15–10	–10	–15–10
HVAC	–15–10	–10–5	–15–10
Electronics and Telecom	–>30	–>30	–>30
Appliance and Tools	–10–5	–10–5	–10–5
Process Control	+5–10	+5–10	+0–5
Total Emerson	–20–15	–15	–20–15

November `01 Order Comments:

Industrial Automation orders reflect continued widespread declines in the North American and European industrial goods markets.

HVAC orders reflect weak U.S. and European demand for residential air conditioning and commercial and industrial refrigeration and air conditioning products.

Electronics and Telecom orders continue to reflect the broad weakness in the computing and telecom equipment markets.

Appliance and Tools orders primarily reflect weak demand for industrial-related tools, motors and storage products. Consumer appliance, tools and storage demand has shown recent signs of improvement.

Process orders reflect continued strength in the oil and gas and power industries, primarily in international regions. New project award activity remains solid.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EMERSON ELECTRIC CO. (Registrant)
Date: December 20, 2001	By:	s/H. M. Smith
H. M. Smith Assistant General Counsel and Assistant Secretary